EXHIBIT 99.5

First Wave Bio, Inc.

Balance Sheet

	June 30, 2021	December 31, 2020
Assets
Current Assets
Cash	$4,656,445	$350,978
Accounts receivable	1,250,000	13,278,568
Prepaid expenses and other current assets	52,920	25,102
Total current assets	5,959,365	13,654,648
Intangible Asset ‑ Net (Note 3)	228,750	236,250
Other Assets ‑ Investment in common stock	2,729,893	-
Total assets	$8,918,008	$13,890,898
Liabilities and Stockholders’ Equity
Current Liabilities
Accounts payable	$266,519	$1,607,070
Convertible debt (Note 4)	2,000,000	3,862,500
Accrued and other current liabilities	203,601	87,659
Total liabilities	2,470,120	5,557,229
Stockholders’ Equity	6,447,888	8,333,669
Total liabilities and stockholders’ equity	$8,918,008	$13,890,898

See notes to financial statements.

1

First Wave Bio, Inc.

Statement of Operations

	Six‑month Period Ended June 30, 2021	Three‑month Period Ended June 30, 2021	Six‑month Period Ended June 30, 2020	Three‑month Period Ended June 30, 2020
Net Revenue	$-	$-	$-	$-
Operating Expenses
Amortization	7,500	3,750	7,500	3,750
General and administrative expenses	1,585,146	844,760	1,675,136	1,043,588
Operating Loss	(1,592,646)	(848,510)	(1,682,636)	(1,047,338)
Nonoperating (Expense) Income
Foreign exchange loss	(30,732)	(10,505)	(7,188)	(6,396)
Unrealized loss on investment in common stock	(299,313)	(1,731,152)	-	-
Other income	29,206	-	16,800	-
Interest expense	(40,108)	(15,164)	(19,101)	(20,215)
Total nonoperating expense	(340,947)	(1,756,821)	(9,489)	(26,611)
Net Loss	$(1,933,593)	$(2,605,331)	$(1,692,125)	$(1,073,949)

See notes to financial statements.

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First Wave Bio, Inc.

Statement of Stockholders’ Equity

	Six‑month Period Ended June 30, 2020
	Common Stock	Preferred Stock	Additional Paid‑in Capital	Retained Earnings	Total
Balance ‑ January 1, 2020	$200	$662	$9,020,398	$(10,036,126)	$(1,014,866)
Net loss	-	-	-	(1,692,125)	(1,692,125)
Stock option expense	-	-	264,990	-	264,990
Balance ‑ June 30, 2020	$200	$662	$9,285,388	$(11,728,251)	$(2,442,001)

	Six‑month Period Ended June 30, 2021
	Common Stock	Preferred Stock	Additional Paid‑in Capital	Accumulated Deficit	Total
Balance ‑ January 1, 2021	$200	$662	$9,333,201	$(1,000,394)	$8,333,669
Net loss	-	-	-	(1,933,593)	(1,933,593)
Stock option expense	-	-	47,812	-	47,812
Balance ‑ June 30, 2021	$200	$662	$9,381,013	$(2,933,987)	$6,447,888

See notes to financial statements.

3

First Wave Bio, Inc.

Statement of Cash Flows

	Six‑month Period Ended June 30, 2021	Six‑month Period Ended June 30, 2020
Cash Flows from Operating Activities
Net loss	$(1,933,593)	$(1,692,125)
Adjustments to reconcile net loss to net cash from operating activities:
Amortization of intangible assets	7,500	7,500
Stock option expense	47,812	264,990
Changes in operating assets and liabilities that provided (used) cash:
Accounts receivable	9,028,568	-
Prepaid expenses and other assets	242,289	(32,382)
Accounts payable	(1,340,551)	(130,303)
Accrued and other liabilities	115,942	(37,271)
Net cash provided by (used in) operating activities	6,167,967	(1,619,591)
Cash Flows from Financing Activities
Proceeds from convertible debt	-	3,850,000
Payments on convertible debt	(1,862,500)	-
Net cash (used in) provided by financing activities	(1,862,500)	3,850,000
Net Increase in Cash	4,305,467	2,230,409
Cash ‑ Beginning of period	350,978	36,059
Cash ‑ End of period	$4,656,445	$2,266,468
Significant Noncash Transactions ‑ AzurRx stock issued in exchange for accounts receivable	$3,000,000	$-

See notes to financial statements.

4

First Wave Bio, Inc.

Notes to Financial Statements

June 30, 2021 and December 31, 2020

Note 1 - Nature of Business

First Wave Bio, Inc. (the “Company”) is engaged in the research and development of proprietary medical solutions to address the lack of effective and safe treatments for inflammatory bowel disease. The Company’s products are also being evaluated and developed for alternative applications, such as treatment for COVID‑19 patients.

Note 2 - Significant Accounting Policies

Basis of Presentation

The accompanying unaudited condensed financial statements of the Company have been prepared in accordance with U.S. generally accepted accounting principles (GAAP) and pursuant to the rules and regulations of the Securities and Exchange Commission (SEC) for interim financial information and Rule 10‑01 of Regulation S‑X. The unaudited condensed financial statements, including the condensed notes thereto, are unaudited and exclude some of the disclosures required in audited financial statements. The condensed balance sheet as of December 31, 2020 has been derived from our audited financial statements as of that date but does not include all of the information and footnotes required by GAAP for complete financial statements.

In the opinion of management, the accompanying unaudited condensed financial statements contain all adjustments and eliminations, consisting only of normal recurring adjustments, necessary for a fair presentation in conformity with GAAP. The accompanying unaudited condensed financial statements should be read in conjunction with the audited financial statements for the period ended December 31, 2020.

Credit Risk and Major Customer

Sales of products to AzurRx Biopharma, Inc. (AzurRx) account for 100 percent of the Company’s revenue. The Company executed a licensing agreement contract in 2020 to provide AzurRx with exclusive use of certain patents in defined territories. Loss of this contract could result in a loss of revenue, which could adversely affect future operations.

Trade Accounts Receivable

Accounts receivable are stated at net invoice amounts. Based on management’s review of outstanding receivable balances and historical collection information, management’s best estimate is that all balances will be collected. Accordingly, the Company has not established an allowance for doubtful accounts. Accounts receivable as of December 31, 2020 include $3,000,000 of noncash consideration that was paid in the form of stock.

Investments

Investments in AzurRx common stock are reported at fair value, with unrealized gains and losses included in earnings. As of June 30, 2021, $2,729,893 of AzurRx common stock is reported at its fair value in the balance sheet. During the six‑month and three‑month periods ended June 30, 2021, the Company recorded unrealized losses of $299,313 and $1,731,152, respectively, on AzurRx common stock in the statement of operations.

Fair Value Measurements

Accounting standards require certain assets and liabilities be reported at fair value in the financial statements and provide a framework for establishing that fair value. The framework for determining fair value is based on a hierarchy that prioritizes the inputs and valuation techniques used to measure fair value.

Fair values determined by Level 1 inputs use quoted prices in active markets for identical assets that the Company has the ability to access.

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First Wave Bio, Inc.

Notes to Financial Statements

June 30, 2021 and December 31, 2020

Note 2 - Significant Accounting Policies (Continued)

Fair values determined by Level 2 inputs use other inputs that are observable, either directly or indirectly. These Level 2 inputs include quoted prices for similar assets in active markets and other inputs, such as interest rates and yield curves, that are observable at commonly quoted intervals.

Level 3 inputs are unobservable inputs, including inputs that are available in situations where there is little, if any, market activity for the related asset. These Level 3 fair value measurements are based primarily on management’s own estimates using pricing models, discounted cash flow methodologies, or similar techniques taking into account the characteristics of the asset.

In instances where inputs used to measure fair value fall into different levels in the above fair value hierarchy, fair value measurements in their entirety are categorized based on the lowest level input that is significant to the valuation. The Company’s assessment of the significance of particular inputs to these fair value measurements requires judgment and considers factors specific to each asset.

The Company measures its investment in AzurRx common stock at fair value on a recurring basis. The fair value of the common stock is based on Level 1 inputs, as described above.

Intangible Asset

The intangible asset consists of a license agreement for certain technologies from a business owned by a company founder and is being amortized using the straight‑line method. The license agreement is recorded at cost and is amortized over 20 years, the life of the agreement.

Revenue Recognition

Revenue and Cost Recognition

The Company has developed medical technologies to address certain medical conditions or diseases. The Company has only one revenue stream, which is to license its proprietary technology to other biotechnology or pharmaceutical companies. Only one licensing agreement existed during 2020 with AzurRx. The Company has entered into an agreement with AzurRx, a bio pharmaceutical company, to provide AzurRx with exclusive development, manufacturing, and commercialization rights to the Company’s proprietary product.

Timing of Satisfaction

In exchange for providing certain rights to AzurRx, the Company received compensation, including an upfront payment of cash and noncash consideration totaling $13,250,000. The revenue was recognized at a point in time upon execution of the agreement in December 2020, as it was at that point that AzurRx obtained control of the licensed intellectual property. The noncash consideration was in the form of convertible preferred stock with an aggregate stated value of $3,000,000, and the revenue recorded represented the fair market value of the stock at the time the preferred stock was granted. The preferred stock accrued dividends at the rate of 8 percent per annum payable quarterly in cash or in kind until converted. The preferred stock shall convert automatically to AzurRx common stock on a 1:1 basis immediately following the close of business on the date on which AzurRx obtains stockholder approval for issuance of common stock. The advance payment was payable in 2021 based on the payment terms outlined in the licensing agreement.

The license agreement provides for royalty revenue payable to the Company quarterly, based on AzurRx’s net sales of the product for such calendar quarter. The timing of revenue will coincide with the period in which AzurRx’s sales were earned. No royalty revenue was recorded for the six‑month periods ended June 30, 2021 and 2020.

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First Wave Bio, Inc.

Notes to Financial Statements

June 30, 2021 and December 31, 2020

Note 2 - Significant Accounting Policies (Continued)

The license agreement also provides for milestone‑based payments, based on AzurRx meeting certain clinical trial or regulatory approval milestones. The milestones represent variable consideration. Due to uncertainty around meeting these milestones, the variable consideration related to milestones has been restrained to $0 in determining the transaction price. No milestone payments were recorded as revenue for the six‑month periods ended June 30, 2021 and 2020.

Determining the Transaction Price

The transaction price of the license agreement is the amount of consideration to which the Company expects to be entitled in exchange for providing exclusive rights to AzurRx. At contract inception, the Company has a legally enforceable right to payment related to the advance payment of $13,250,000. The transaction price related to the royalty agreement is variable based on AzurRx’s sales. The transaction price will be determined once AzurRx’s sales are known. The transaction price relating to the milestone payments is also variable because the timing of those payments is determined based on AzurRx meeting certain clinical trial or regulatory approval milestones. Due to uncertainty around meeting these milestones, the variable consideration related to milestones has been restrained to $0 in determining the transaction price.

Significant Payment Terms

Each component of the license agreement is subject to differing payment terms. The cash component of the advance is payable in two tranches, with tranche one being due within 10 days of the execution of the agreement and tranche two due within six months of the execution of the agreement. Payments in connection with the royalty revenue are payable within 90 days after the end of each calendar quarter. In the event a milestone is triggered related to milestone‑based revenue, payment is due within 45 days of the milestone being met.

Research and Development

Research and development expenditures of approximately $831,000 and $730,000 for the six‑month periods ended June 30, 2021 and 2020, respectively, were charged to expense as incurred.

Foreign Currency Translation

Certain liabilities of the Company are denominated in a foreign currency and are translated into U.S. dollars at the rate of exchange in effect at the close of the period. Expenses are translated at an average rate of exchange for the period. The aggregate effect of translating the financial statements is included in the statement of operations.

Income Taxes

A current tax liability or asset is recognized for the estimated taxes payable or refundable on tax returns for the year. Deferred tax liabilities or assets are recognized for the estimated future tax effects of temporary differences between financial reporting and tax accounting.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Subsequent Events

The financial statements and related disclosures include evaluation of events up through and including August 30, 2021, which is the date the financial statements were available to be issued.

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First Wave Bio, Inc.

Notes to Financial Statements

June 30, 2021 and December 31, 2020

Note 3 - Acquired Intangible Asset

The intangible asset of the Company at June 30, 2021 and December 31, 2020 is summarized as follows:

	2021		2020
	Gross Carrying Amount	Accumulated Amortization	Gross Carrying Amount	Accumulated Amortization

Amortized intangible asset ‑ License agreement	$300,000	$71,250	$300,000	$63,750

Amortization expense for the intangible asset totaled $7,500$0 for the six‑month periods ended June 30, 2021 and 2020.

Estimated amortization expense for the years ending June 30 is as follows:

Years Ending	Amount

2022	$15,000
2023	15,000
2024	15,000
2025	15,000
2026	15,000
Thereafter	153,750
Total	$228,750

Note 4 - Long‑term Debt

During 2020, the Company issued convertible promissory notes to various investors totaling $3,862,500. The notes bear interest at 3.0 percent, are unsecured, and mature on April 2, 2021 or upon a qualifying event if such an event occurs prior to this date. If a qualifying event does not occur, the notes are repayable in cash. Those events include an equity transaction resulting in proceeds in excess of $3,000,000 or a change in control of the Company. The notes contain a conversion feature that gives the debtholder the option to convert the notes to company stock upon a change in control of the majority of the Company’s stock. In the event of an equity transaction that exceeds $3,000,000 in proceeds, the notes automatically convert to stock at the lesser of (a) a per share priced based on a $25,000,000 valuation or (b) 80.0 percent of the lowest per share price in which the equity transaction occurred. In the event of a change in control, the notes convert to stock at the per share price based on a $25,000,000 valuation. For the six‑month period ended June 30, 2021, the Company repaid $1,862,500 of promissory notes. The remaining $2,000,000 convertible promissory notes were extended with no set maturity date and bear interest at 3.0 percent. At June 30, 2021 and December 31, 2020, accrued interest of $74,630 and $80,007, respectively, has been recorded on the accompanying balance sheet.

Prior to 2020, the Company had issued convertible notes with warrants that allowed the debtholders to purchase the Company’s common stock. In total, 2,028,971 preferred stock warrants were issued, all of which were unexercised and expired in 2020. The Company estimated the value of the warrants using a Black‑Scholes valuation model, which resulted in an insignificant value.

Interest expense for the six‑month periods ended June 30, 2021 and 2020 was $40,108 and $19,101 respectively.

Note 5 - Related Party Transactions

During the periods ended June 30, 2021 and 2020, the Company incurred expenses for various consulting services that were provided by stockholders of the Company totaling $318,426 and $10,104, respectively. At June 30, 2021 and December 31, 2020, $3,035 and $241,666, respectively, of that amount was included in accounts payable.

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First Wave Bio, Inc.

Notes to Financial Statements

June 30, 2021 and December 31, 2020

Note 6 - Income Taxes

The components of the income tax provision included in the statement of operations for the six‑month periods ended June 30, 2021 and 2020 are all attributable to continuing operations and are detailed as follows:

	2021	2020

Current income tax recovery (expense)	$-	$-
Deferred income tax expense	(579,203)	(460,223)
Change in valuation reserve	579,203	460,223
Total income tax recovery (expense)	$-	$-

A reconciliation of the provision for income taxes to income taxes computed by applying the statutory United States federal rate to income before taxes for the six‑month periods ended June 30, 2021 and 2020 is as follows:

	2021	2020

Income tax expense, computed at 21 percent of pretax income	$(406,055)	$(355,346)
State income tax expense at effective state tax rate	(89,751)	(76,848)
Effect of nondeductible expenses	8,423	14,878
Change in valuation allowance	579,203	460,223
Adjustments of prior year estimates and other	(91,820)	(42,907)
Total provision for income taxes	$-	$-

The income tax provision differs from the expense that would result from applying statutory rates to income before income taxes as a result of the utilization of net operating loss (NOL) carryforwards. The Company utilized all of its remaining NOL carryforward as of December 31, 2020.

The details of the net deferred tax asset (liability) as of June 30, 2021 and December 31, 2020 are as follows:

	2021	2020

Total deferred tax liabilities	$(649)	$(5,899)
Total deferred tax assets	608,509	34,557
Valuation allowance recognized for deferred tax assets	(607,860)	(28,658)
Total	$-	$-

Deferred tax liabilities result principally from differences in the value of intangible assets for financial reporting purposes and tax purposes. Deferred tax assets are a result of loss carryforwards, IRC Section 163(j) business limitation, and unused research and development credits. Realization of deferred tax assets is dependent on generating sufficient taxable income prior to the expiration of loss and credit carryforwards. The Company has loss carryforwards and income tax credits for tax purposes of approximately $1,617,000, of which $30,000 expires between 2035 to 2037. Due to uncertainty, a valuation allowance of approximately $608,000 and $29,000 has been recognized as of June 30, 2021 and December 31, 2020, respectively.

Note 7 - Capital Stock

The Company has authorized shares totaling 21,265,053, which consist of 14,165,053 shares of common stock and 7,100,000 shares of preferred stock. Both classes of stock have a par value of $0.0001 per share. Of the preferred stock, 5,100,000 shares have been designated as Series A and 2,000,000 shares as Series B.

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First Wave Bio, Inc.

Notes to Financial Statements

June 30, 2021 and December 31, 2020

Note 7 - Capital Stock (Continued)

Series A and Series B preferred stock (Series Preferred) contain certain rights and preferences, including the following:

Dividend Rights

When determined and declared by the board of directors, Series Preferred stock holders are entitled to dividends equal to its common stock equivalent.

Voting Rights

Preferred stock holders have the rights to one vote for each share of common stock equivalent. Voting rights for preferred stock holders are equal to the voting rights and powers of common stock holders.

Liquidation Rights

Upon liquidation, dissolution, or winding‑up of the Company, the Series Preferred stock holders will be entitled to receive, in preference to any other class of the Company’s stock, an amount equal to the greater of (a) their respective original issue price per share plus all declared and unpaid dividends or (b) such amount per share as would have been payable had all shares of preferred stock been converted to common stock. The distribution preference is first to Series B preferred stock holders, second to Series A preferred stock holders, and last to common stock holders.

Conversion Rights

Any shares of Series Preferred stock may, at the option of the holder, be converted into fully paid nonassessable shares of common stock. The number of shares of common stock received shall be calculated by dividing the original issue price by the conversion price in effect at the time of the conversion. The Series A conversion price is initially equal to $1.00, and the Series B conversion price is initially equal to $2.50. These conversion prices are subject to adjustment from time to time.

The number of issued and outstanding shares of capital stock at June 30, 2021 and 2020 is as follows:

	2021	2020
	Number of Shares	Number of Shares

Common	4,625,000	4,625,000
Series A preferred	5,073,971	5,073,971
Series B preferred	1,543,680	1,543,680
Total	11,242,651	11,242,651

During 2021, the Company granted 147,000 shares of common stock to a vendor. Those shares vest upon the closing of a change in control or sale transaction. None of the shares have vested as of June 30, 2021. Additionally, the Company granted a phantom equity award to a shareholder, which shall be paid upon the closing of a change in control, or sale transaction, in an amount equal to the cash that would have been payable to the shareholder in such transaction if the shareholder held options to purchase 84,387 shares of common stock of the Company with an exercise price of $0.15 per share.

Note 8 - Stock Options

The Company’s Equity Incentive Plan (the “Plan”), which is board of directors approved, permits the grant of stock options to certain service providers and directors of the board. During 2020, 2,919,878 shares of common stock options were issued. Option awards are generally granted with an exercise price equal to the market price of the Company’s stock at the date of grant; those option awards generally vest over 4 years and expire 10 years from the issuance date. Certain option awards provide for accelerated vesting if there is a change in control (as defined in the Plan).

10

First Wave Bio, Inc.

Notes to Financial Statements

June 30, 2021 and December 31, 2020

Note 8 - Stock Options (Continued)

The fair value of each option award is estimated on the date of grant using a Black‑Scholes option valuation model that uses the weighted‑average assumptions noted in the following table. Expected volatilities are based on historical volatility of comparable companies that are publicly held. The risk‑free rate for periods within the contractual life of the option is based on the U.S. Treasury yield curve in effect at the time of grant.

When calculating the amount of annual compensation expense, the Company has elected not to estimate forfeitures and instead accounts for forfeitures as they occur. The compensation expense during 2021 and 2020 for share‑based awards is recognized ratably over the requisite vesting period of the award.

Volatility	100.00%
Expected term (in years)	3
Risk‑free rate	0.29%

During 2020, the Company granted 2,919,878 shares of stock options, of which 2,466,296 and 1,812,292 shares were vested as of June 30, 2021 and 2020, respectively. Of the stock options granted, 2,362,853 shares carry a four‑year vesting provision, in which two years of service were credited upon issuance; 253,161 shares carry a four‑year vesting provision, with no years of service credited upon issuance; and the remaining 303,864 shares issued carried a two‑month vesting provision and were 100 percent vested as of June 30, 2021. The grant‑date fair value of options granted was approximately $0.15. The Company recorded stock option expense of $47,812 and $264,990 during the six‑month periods ended June 30, 2021 and 2020, respectively. As of June 30, 2021, there is approximately $66,322 of unrecognized compensation expense related to the unvested options. The cost is expected to be recognized over the next two years.

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